UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2015

NetApp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On May 20, 2015, NetApp, Inc. (“NetApp” or the “Company”) issued a press release reporting financial results for the fourth quarter and year ended April 24, 2015. The press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated  financial statement information presented on a GAAP basis, the attached exhibits provide investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results and non-GAAP net income, non-GAAP effective tax rate, non-GAAP inventory turns, and free cash flow; and historical and projected non-GAAP net income per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, NetApp believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital expenditures. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for the analysis provided in the statement of cash flows.

For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude, as applicable: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related income and expenses, (d) restructuring and other charges, (e) asset impairments, (f) non-cash interest expense associated with our debt, (g) net losses or gains on investments, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below.  NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets.  NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses.  NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period. In addition, the valuation of stock-based awards and associated expense are based on factors and assumptions that management believes are, in large part, outside of management’s control.

C. Acquisition-related income and expenses.  NetApp excludes acquisition-related income and expenses, including (a) merger termination proceeds, (b) due diligence, legal and other one-time integration charges, (c) the impact of inventory step-ups, and (d) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures primarily because they are not related to our on-going business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges.  These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments.  These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Non-cash interest expense.  These are non-cash charges from the amortization of debt discount and issuance costs. Management does not believe that these charges reflect the underlying performance of our business.

G. Net losses or gains.  These include realized gains and losses on and other-than-temporary impairments of our investments related to significant investment impairments or liquidation events. Management believes that these gains and losses do not reflect the results of our underlying, on-going businesses and, therefore, finds it useful to exclude them in assessing our performance.

H. Income tax adjustments.  NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, the non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal R&D credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future.  Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the company’s operational performance.

In the first quarter of fiscal 2015, the Internal Revenue Service completed the audit of NetApp’s fiscal 2005 to fiscal 2007 federal income tax returns. Excluded from the non-GAAP income tax expense in Q1 FY15 is a $47.4 million income tax expense attributable to fiscal 2005 to fiscal 2007 income tax settlement as well as the related re-measurement of uncertain tax positions for fiscal 2008 to fiscal 2014. In addition, the annual non-GAAP effective tax rate for fiscal 2015 includes an estimated benefit of $4.1 million for federal research credit activities beyond December 31, 2014 as management believes that the lapse of federal statute is temporary.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Item 2.05   Costs Associated with Exit or Disposal Activities

On May 19, 2015, NetApp, Inc. (the “Company”) committed to a realignment designed to drive efficiency, eliminate cost and redirect resources to highest return activities.  The Company expects that the realignment will be implemented through the end of the third quarter of fiscal 2016 and will include changes to the Company’s worldwide headcount. As part of the realignment, the Company expects to reduce worldwide headcount by approximately 500 employees.

The Company expects to incur aggregate charges of approximately $25 to $35 million for employee terminations and other costs associated with the realignment. We expect that most of these charges will be cash expenditures. The Company expects to recognize the majority of these charges in the first quarter of fiscal 2016.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include expectations regarding the design of the realignment, the number of employees impacted by the business realignment plan, the aggregate charges for employee terminations and other costs associated with the business realignment plan, the related cash expenditures and the timing to recognize these charges. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, the timing and execution of the business realignment plan. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 20, 2015, reporting earnings for the fiscal quarter and year ended April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

May 20, 2015	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 20, 2015, reporting earnings for the fiscal quarter and year ended April 24, 2015